                                   Exhibit 5.1

                               Consent of KPMG LLP

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Rogers Communications Inc.


We consent to the use of our audit report dated January 31, 2003, except as to note 3(A)(ii) which is as of February 7, 2003, with respect to the consolidated balance sheets of Rogers Communications Inc. as of December 31, 2002 and 2001, and the related consolidated statements of income, deficit and cash flows for each of the years in the two-year period ended December 31, 2002, incorporated by reference herein.

/s/ KPMG LLP
Chartered Accountants

Toronto, Canada
May 28, 2003